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                                                                   Exhibit 10.15

                        AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT is entered into this 12th day of May, 1999, between BASIN EXPLORATION, INC., a Delaware corporation (the "Corporation"), and PATRICK A. JACKSON (the "Officer").

         The Corporation and the Officer have previously entered into an Employment Agreement dated as of January 28, 1999 (the "Employment Agreement") and desire to amend the Employment Agreement to clarify certain provisions regarding compensation payable to the Officer in the event of a Change of Control as defined in the Employment Agreement.

         NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. DEFINED TERMS. All terms used and not defined herein shall have the meaning given them in the Employment Agreement.

         2. DELETION OF SECTION 2.7(c). Section 2.7(c) of the Employment Agreement is deleted.

         3. LIMITATION ON AMOUNT OF PAYMENT. A new Section 4.1(f) is added to the Employment Agreement to read as follows:

         (f)      LIMITATION OF CHANGE OF CONTROL PAYMENTS.

                  (i) Notwithstanding anything else in this Agreement, solely in the event of a termination by the Corporation without Cause or a termination by the Officer for Good Reason, and except as provided in subsection (a) below, the aggregate of the payments of benefits to which the Officer will be entitled under Section 4.1(c) will be reduced to the extent necessary so that the Officer will not be liable for the federal excise tax levied on certain "excess parachute payments" under section 4999 of the Internal Revenue Code.

                                    (a) The limitation of Section 4.1(f)(i) will not apply if the difference between (w) the present value of all payments to which the Officer is entitled under Section 4.1(c) determined without regard to Section 4.1(f)(i) less (x) the present value of all federal, state and other income and excise taxes for which the Officer is liable as a result of such payments exceeds the difference between (y) the present value of all payments to which the Officer is entitled under Section 4.1(c) calculated as if the limitation of Section


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                                    4.1(f)(i) applies less (z) the present value
                                    of all federal, state and other income and excise taxes for which the Officer is liable as a result of such reduced payments.
                                    Present values will be determined using the interest rate specified in section 280G of the Internal Revenue Code and will be the present values as of the date on which the Officer's employment terminates (unless it is necessary to use a different date in order to avoid adverse consequences under section 280G).

                  (ii) DETERMINATION BY OFFICER. Whether payments to the Officer are to be reduced pursuant to Section 4.1(f)(i), and the extent to which they are to be so reduced, will be determined by the Officer. The Officer may, at the expense of the Company, hire an accounting firm, law firm or employment consulting firm selected by the Officer to assist him in such determination. If a reduction is made pursuant to
                           Section 4.1(f)(i), the Officer will have the right to determine which payments and benefits will be reduced.

                  (iii) ADDITIONAL BENEFIT. The Officer shall receive the benefit of any change made by the Corporation in the calculation or entitlement of severance compensation following a Change of Control for any other officer of the Corporation, such as an agreement by the Corporation to "gross up" the compensation paid to an officer by paying the excise tax imposed by Section 280G of the Internal Revenue Code .

         4. EFFECT OF AMENDMENT. As amended hereby, the Employment Agreement remains in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement on the day and year first above entered.


                                                BASIN EXPLORATION, INC.


                                                By
                                                  ------------------------------
                                                   President




                                                --------------------------------
                                                PATRICK A. JACKSON